8x8 ANNOUNCES FOURTH QUARTER AND YEAR END 2004 RESULTS

SANTA CLARA, Calif. (May 27, 2004) - 8x8, Inc. (Nasdaq: EGHT) today announced financial results for its fourth quarter and fiscal year ended March 31, 2004.

Total revenues for the fourth quarter of fiscal 2004 were $2 million, compared with $2.9 million for the same period of the prior year. The net loss for the quarter was $1.5 million, or $0.04 per share, compared with a net loss of $3.8 million, or $0.13 per share for the same period last year.

Total revenues for the year ended March 31, 2004, were $9.3 million, compared with $11 million for fiscal 2003. The net loss for fiscal 2004 was $3 million, or $0.09 per share, compared with a net loss of $11.4 million, or $0.40 per share for fiscal 2003.

The decline in total revenues for the quarter and fiscal year ended March 31, 2004, as compared to the comparable periods in 2003, was attributable to the Company's transition from its legacy semiconductor business to the Packet8 voice over internet protocol (VoIP) and videophone service. Total revenues for the Company's Packet8 VoIP service and related equipment sales increased to $672,000 for the fourth quarter of fiscal 2004, compared with $363,000 for the third quarter of fiscal 2004. For the year ended March 31, 2004, Packet8 service revenues and related equipment sales approximated $1.3 million. As of March 31, 2004, the Company had approximately 11,000 activated Packet8 subscriber lines in service.

The Company's cash position increased to $14 million as of March 31, 2004, compared with $13.2 million for the third quarter of fiscal 2004 due to proceeds received from the exercise of warrants issued in the November 2003 private placement.

About 8x8, Inc.

8x8, Inc. offers the Packet8 voice over internet protocol (VoIP) and videophone communications service and Packet8 Virtual Office (www.packet8.net). For additional company information, visit 8x8's web site at www.8x8.com.

About Packet8 and Packet8 Virtual Office

Packet8 enables anyone with high-speed access to the Internet to sign up for voice over internet protocol (VoIP) and videophone communications service at http://www.packet8.net. Customers can choose a direct-dial phone number from any of the more than 270 area codes offered by the service, and then use an 8x8-supplied terminal adapter to connect any telephone to a broadband internet connection and make or receive calls from a regular telephone number. For $19.95/month, Packet8 subscribers can make unlimited calls to any telephone number in the United States and Canada, and unlimited calls to any other Packet8 subscriber anywhere in the world. Calls to non-Packet8 numbers outside the United States and Canada are charged at the additional per-minute rates available at http://www.packet8.net/about/international.asp. All Packet8 accounts come with voice mail, caller ID, call waiting, call waiting caller ID, call forwarding, hold, line-alternate, 3-way conferencing, web access to account controls, and real-time online billing.

Packet8 Virtual Office allows business users anywhere in the world to be part of a virtual PBX that includes auto attendants, conference bridges, extension- to-extension dialing, ring groups and a host of other business class PBX features, while still enjoying unlimited phone calls anywhere in the United States and Canada and the same low, per-minute international rates available in Packet8's residential plans. With Packet8 Virtual Office, each extension has its own direct dial telephone number which can be any telephone number on the Packet8 network, regardless of geographical location, and can make unlimited extension-to-extension calls anywhere in the world.

NOTE: 8x8, the 8x8 logo, Packet8, the Packet8 logo and Packet8 Virtual Office are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

MEDIA RELATIONS CONTACT:

Joan Citelli
JCitelli@8x8.com
 8x8, Inc.
(408) 316-1290

Financial Tables To Follow

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

                                                  Three Months Ended       Twelve months ended
                                                      March 31,                 March 31,
                                               ------------------------  ------------------------
                                                  2004         2003         2004         2003
                                               -----------  -----------  -----------  -----------
Product revenues............................. $       731  $     1,875  $     2,679  $     5,739
License and service revenues.................       1,239        1,032        6,629        5,264
                                               -----------  -----------  -----------  -----------
          Total revenues.....................       1,970        2,907        9,308       11,003
                                               -----------  -----------  -----------  -----------

Cost of product revenues.....................         448        1,068        1,768        2,781
Cost of license and service revenues.........         651          624        2,594        1,509
                                               -----------  -----------  -----------  -----------
          Total cost of revenues.............       1,099        1,692        4,362        4,290
                                               -----------  -----------  -----------  -----------
          Gross profit.......................         871        1,215        4,946        6,713
                                               -----------  -----------  -----------  -----------
Operating expenses:
  Research and development...................         525        1,540        2,747        7,835
  Selling, general and administrative........       1,893        1,383        6,060        7,441
  Restructuring and other charges............          --        2,097           --        3,437
                                               -----------  -----------  -----------  -----------
          Total operating expenses...........       2,418        5,020        8,807       18,713
                                               -----------  -----------  -----------  -----------
Loss from operations.........................      (1,547)      (3,805)      (3,861)     (12,000)
Other income, net............................          15           27          822          597
                                               -----------  -----------  -----------  -----------
Net income (loss)............................ $    (1,532) $    (3,778) $    (3,039) $   (11,403)
                                               ===========  ===========  ===========  ===========

Net loss per share:
   Basic and diluted......................... $     (0.04) $     (0.13) $     (0.09) $     (0.40)
                                               ===========  ===========  ===========  ===========

Weighted average number of shares:
   Basic and diluted.........................      38,105       28,460       32,546       28,386
                                               ===========  ===========  ===========  ===========

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

                                                March 31,    March 31,
                                                  2004         2003
                                               -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.................. $    13,249  $     3,371
  Restricted cash............................         800           --
  Short-term investments.....................          --          208
  Accounts receivable, net...................         608        1,290
  Inventory..................................          98          352
  Other current assets.......................         645          595
                                               -----------  -----------
          Total current assets...............      15,400        5,816
Property and equipment, net..................         158          841
Intangibles and other assets.................          13           48
                                               -----------  -----------
                                              $    15,571  $     6,705
                                               ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................... $       854  $       652
  Accrued compensation.......................         415          847
  Accrued warranty...........................         194          428
  Deferred revenue...........................         547          545
  Other accrued liabilities..................         559        1,174
  Income taxes payable.......................         216          226
                                               -----------  -----------
          Total current liabilities..........       2,785        3,872
                                               -----------  -----------

Contingently redeemable common stock.........          --          669
                                               -----------  -----------

Total stockholders' equity...................      12,786        2,164
                                               -----------  -----------
                                              $    15,571  $     6,705
                                               ===========  ===========